UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) August 11, 2005
                                                         -----------------------

                         Touchstone Resources USA, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     50228                     33-0967974
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(State or Other Jurisdiction       (Commission                  (IRS Employer
      of Incorporation)            File Number)              Identification No.)

        111 Presidential Boulevard,
                  Suite 165
         Bala Cynwyd, Pennsylvania                                  19004
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  (Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code    (610) 771-0680
                                                   -----------------------------

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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                        Section 2 - Financial Information

Item 2.06         Material Impairments.

         On August 11, 2005, our wholly-owned subsidiary, PF Louisiana, LLC, a Delaware limited liability company ("PF Louisiana"), elected not to make the delay rental payment with respect to State Lease #18219 located in Ibera Parish, Louisiana. The lease covered 1,030.54 acres in Ibera Parish, Louisiana, being the entire State Tract 36553. After evaluating the results of prior drilling on the property and available geologic data, we determined that the actual and estimated future costs to continue to explore the lease was not justified in light of the projected amount of discoverable oil and gas in the leased property. As a result, on August 15, 2005, we decided to impair our entire investment in the lease which will result in an impairment charge of approximately $450,000 which will not require any future cash expenditure.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Touchstone Resources USA, Inc.



Date:  August 18, 2005                  By: /s/ Roger Abel
                                           -------------------------------------
                                           Roger Abel
                                           Chief Executive Officer